                                                                   EXHIBIT 10.24

                        TERMINATION AGREEMENT AND RELEASE

         This Termination Agreement and Release (this "Agreement") is made and entered into as of the date set forth on the signature page, but is effective as of March 26, 2001, by and between CrossPoint Foods Corporation, f/k/a Glacier Corporation, a Delaware corporation (the "Company"), Glacier Distribution Company, a Colorado corporation ("Glacier Distribution") and all subsidiaries of the Company and Glacier Distribution (collectively, Glacier Distribution and all subsidiaries of the Company and Glacier Distribution are referred to herein as the "Subsidiaries") and Joseph A. Oblas ("Oblas").

         1. Cessation of Employment. Oblas and the Company agree that, effective as of March 26, 2001, the Company's (and any of its Subsidiaries') employment of Oblas is ceased and Oblas resigns from any and all positions as an officer of the Company and any of its Subsidiaries. Furthermore, Oblas confirms that he has resigned as a member of the Board of Directors of the Company and the Board of Directors of all of the Subsidiaries effective March 26, 2001.

         2. Full Payment. Oblas acknowledges and agrees that on or before the date of his execution hereof, the Company provided Oblas a final paycheck for any and all wages, salary, bonuses of any type orvariety , reimbursable expenses, accrued vacation and sick pay and any other similar payments due to Oblas from the Company and its Subsidiaries as of the date of this Agreement. By signing below, Oblas acknowledges that neither the Company nor the Subsidiaries owes Oblas any other amounts except as provided in Section 3 below.


         3. Severance Package. As a full and complete severance package (the "Severance Package") and in order to induce Oblas to enter into the Release (as defined below):

            a. The Company shall pay to Oblas twelve (12) severance payments of $11,250 per month payable on or before the 15th of each month commencing April 15, 2001 and running through March 15, 2002 (inclusive); and;

            b. Oblas and his family shall continue to be covered under the Company's medical insurance up to July 1, 2001. The Company has given Oblas written notice of his rights to continuation of insurance coverage after July 1, 2001 under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"). Oblas shall be responsible for the full cost of continued coverage after July 1, 2001 in accordance with the provisions of COBRA.

         4. Options/Warrants Extinguished. Oblas acknowledges and agrees that any and all options or warrants to purchase the Company's or its Subsidiaries' securities issued by the Company or its Subsidiaries to Oblas at any time during his employment are extinguished and shall be null and void from and after the date hereof.


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         5. Donation to Capital.

            a. Oblas agrees that on the execution of this Agreement he shall convey, transfer and assign to the Company 800,000 shares of the Company's common stock, determined on a pre-split basis as if such donation to capital had occurred on March 26, 2001. Such conveyance shall be a donation to the capital of the Company at no cost to the Company and shall be made by Oblas in partial consideration of the Company making payments pursuant to the Severance Package and entering into this Agreement.

            b. Oblas further agrees that if, as a result of a requirement of any regulatory agency or self-regulatory organization, the number of shares of the Company's common stock beneficially owned by Oblas must be reduced below 5% of the Company's outstanding common stock, Oblas agrees to sell to the Company at a price of $1.00 per post-split share that number of shares of the Company's common stock owned by Oblas that will reduce Oblas' holdings of the Company's common stock to a level (but not less than 4.99%) required by such regulatory agency or self-regulatory organization. The Company agrees to provide Oblas and/or his counsel with copies of any correspondence from any regulatory agencies or self-regulatory organizations requesting that Oblas' holdings of the Company's common stock be reduced.

                  Subject to the provisions of Paragraph 5(d) below, Oblas agrees that all the shares of Common Stock owned by him, after taking into account the donation to capital described in Paragraph 5(a) above and any reduction necessitated pursuant to Paragraph 5(b) above, shall be placed in an escrow account with Wells Fargo Bank West, National Association, and shall be held in such escrow account pursuant to the terms of an escrow agreement among the Company, Oblas and the Escrow Agent, a copy of which is attached hereto as Exhibit A. The terms and provisions of the Escrow Agreement are incorporated herein by reference.

            d. Upon the execution of this Agreement, Oblas shall also execute and deliver to the Company the lock-up agreement attached hereto as Exhibit B, the terms and provisions of which are incorporated herein by reference. Oblas hereby authorizes the Company to instruct the Company's transfer agent on his behalf to place a restrictive legend on all of the certificates representing common stock of the Company beneficially owned by Oblas that describes the lock-up agreement entered into with the Company's underwriter and the Company.

         6. Release of Lien. The Company agrees that at such time as it completes its proposed initial public offering or a private financing with gross proceeds of at least $7 million, the Company shall repay the bridge loan from Regatta Capital as soon as practicable after such offering and take such steps as may be reasonably necessary to obtain a release of the lien on Oblas' residence securing the Regatta Capital loan.

         7. No Dissenters' Rights. Oblas acknowledges and agrees that in the event he is legally entitled to exercise dissenters' or appraisal rights under applicable law in connection with the Company undertaking a reverse stock split and/or reincorporating in the State of Delaware, Oblas will not, and hereby waives the right to, exercise such dissenters' appraisal or other rights substantially equivalent thereto.


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         8. Release of Claims.

            a. Oblas, on his own behalf and on behalf of any present and future spouse, heirs, estate, successors and assigns, hereby irrevocably, fully, finally and forever releases and discharges the Company and any parent, Subsidiary, affiliated or related companies and their respective officers, directors, employees, agents, attorneys, insurers and representatives (the "Released Parties") from and against any and all claims, demands, obligations, responsibilities and causes of actions of any kind or nature whatsoever, whether statutory, tort, contract or any other theory of recovery, in law or equity, and whether now known or unknown, which Oblas now has, ever had or in the future may have accruing on or at any time prior to the date hereof, based on or in any way relating to Oblas' employment with the Company or the termination of that employment (the "Release").

            b. Specifically, the Release includes, but is not limited to, any and all claims of Oblas:

                  i. arising under any contact, expressed or implied, written or oral;

                  ii.      for wrongful dismissal or termination of employment;

                  iii. relating to back wages, salary, overtime, bonuses, commission, reinstatement, insurance coverage, benefits, premiums, medical expenses, business expenses, or other employee compensation or benefits;

                  iv. arising under any applicable federal, state, local or foreign statute, law, order, ordinance, regulation or the like, or case law, that relate to employment or employment practices, including those that prohibit discrimination based upon age, race, color, religion, sex, national origin, handicap, disability or any other protected characteristic or unlawful basis, including, but not limited to, any claim under the Age Discrimination in Employment Act of 1967 (as amended by the Older Worker's Benefit Protection Act of
            1990), the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Fair Labor Standards Act, the National Labor Relations Act, the Post-Civil War Reconstruction Acts, Section 1981 of the Civil Rights Acts of 1866 and 1871, the Vietnam Era Veterans Readjustment Assistance Act, the Family Medical Leave Act of 1993, Employee Retirement Income Security Act of 1990, the Americans with Disabilities Act of 1992 (each of such Acts, as amended), and any similar statutes, laws, orders, ordinances, regulations or the like, or case law, of the State of Colorado, or any political subdivision thereof, including, but not limited to the Colorado Anti-Discrimination Act of 1957, as amended, C.R.S. Sections 24-34-301 et seq.;

                  v. arising under or based upon any other federal, state, local or foreign statute, law, order, rule, regulation, ordinance on the like, or case law;

                  vi. relating to wrongful or retaliatory discharge, breach of contract, harassment, tortuous or harassing conduct, breach of public policy, infliction of emotional or mental injury or distress, physical or mental injury, pain and suffering,


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


            negligent and intentional torts fraud, misrepresentation, defamation, libel, slander, interference with contract, breach of fiduciary duty or any other theory of recovery by Oblas as an employee or concerning compensation, wages, hours or terms or conditions; and

                  vii. any and all claims for damages, including without limitation, exemplary, punitive or compensatory damages, or for attorney's fees, expenses, costs, wages, and injunctive or equitable relief.

            c. This Release shall not apply to and shall not release or waive any rights or claims that Oblas (or the Company) may have relating to the following: (i) this Agreement; (ii) any confidentiality, non-competition or proprietary rights agreement or the like between Oblas and the Company; (iii) any claims for accrued or vested benefits under the provisions of any pension or employee welfare plan maintained by the Company; (iv) any rights that Oblas may have as a stockholder of the Company, subject to the proviso that any such rights shall be limited to those which Oblas has relating to the Common Stock owned by him after giving effect to all the terms and conditions of this Agreement, or (v) indemnification (whether pursuant to applicable provisions in the Articles of Incorporation or Bylaws of the Company, or otherwise) in any actions in which Oblas is made a party or held liable as a result of services he performed for the Company that was within the scope of his duties and responsibilities and covered by such indemnification requirements; and

            d. Oblas understands that this Release covers claims which Oblas knows about and those Oblas may not know about. Oblas expressly waives all rights under applicable law to such unknown claims even if, had such claims been known to Oblas at the time of this Agreement, would have materially affected the terms of this settlement and release with the Company.

         9. Covenant Not to Sue. Oblas represents, warrants and covenants to the Company that Oblas has not and will not, directly or indirectly, file or commence any complaint, claim, action, suit, proceeding or arbitration of any kind against any Released Party except as to the express exclusions described in
Section 8(c) above with any federal, state, local or foreign, court, arbitrator or administrative, regulatory governmental agency, body or authority, and that he has not assigned or otherwise transferred, and will not assign or otherwise transfer, by way of subrogation or otherwise, any right to any other person to assert any claims of any kind against the Company or any other Released Party.

         10. Non-Admission. This Agreement and/or any payments made hereunder are not intended to be, shall not be construed as, and are not an admission or confession by any Released Party or Oblas of any wrongdoing or illegal or actionable acts or omissions. This Agreement shall not be admissible evidence in any judicial, administrative or any other legal proceeding, except solely in connection with construction of the terms of the Agreement and its enforcement. Oblas hereby represents and agrees that he shall not directly or indirectly make, and shall not authorize any person to make (i) any written or oral statements, suggestions, or representation of any Released Party has made or implied any such admission or confession; or (ii) any written or oral negative, disparaging or adverse statements, suggestions and representation of or concerning any Released Party.

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


         11. Confidential Information.

             a. Oblas hereby acknowledges that during his employment he had access to trade secrets and proprietary, private and/or otherwise confidential information concerning or relating to the Company and its Subsidiaries, including its assets, properties, business, affairs, condition (financial or otherwise), operations, prospects, projections, market studies, marketing materials, intellectual property, customers, suppliers, lenders, proposals, strategic partners, employees, consultants, representation, business plans, strategies, methods, processes and the like ("Confidential Information").

             b. Oblas hereby represents, warrants and agrees that he (i) has returned to the Company and its Subsidiaries all corporate property and equipment, and has returned to the Company, and has not retained any copies of, all documents, records or materials of any kind, whether written or electronically created or stored, in his possession which contain, relate to or refer to any Confidential Information; and (ii) Oblas shall keep strictly confidential and shall not directly or indirectly disclose, communicate or otherwise reveal any Confidential Information in any manner to any person except as required by law.

             c. In the event that Oblas receives a subpoena or any other written or oral request by any court or governmental authority requesting the disclosure of any Confidential Information, or any other information concerning the Company or any Released Party, Oblas shall, within five (5) business days from his actual notice of the service of such subpoena or other request, notify the Company in writing, and provide a copy to the Company of such subpoena or other request if in writing, and/or disclose the nature of the request for information if oral.


         12. Reasonable Cooperation. Oblas will comply with all reasonable requests from the Company and/or its Subsidiaries for assistance and/or information in connection with any matters and/or issues relating to or encompassed within the duties and responsibilities of Oblas' employment with the Company including, without limitation, consulting with the Company's employees and attorneys with respect to, and/or appearing as a witness in, any dispute, controversy, action or proceeding involving the Company. The Company agrees to promptly reimburse Oblas for all expenses incurred in connection with compliance with his obligations under this paragraph except attorney's fees incurred by Oblas (unless such attorney's fees are subject to indemnification by the Company).

         13. The Company acknowledges and agrees that this Agreement shall constitute a waiver and relinquishment of any right, power or claim of any kind or nature that the Company has against Oblas; provided, however, that if the Company receives or is the subject of any third party claim by any stockholder, customer, supplier, governmental agency, self regulatory organization or other non-officer or non-director of the Company, the Company shall have the right to seek recovery against Oblas for any claims, damages, fines, expenses, penalties, assessments, or similar charges that arise out of or are related to any activity of Oblas during the course and scope of his employment.


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


         14. Voluntary Counsel and Act. Oblas acknowledges and agrees that he has had an adequate opportunity and reasonable time to review this Agreement and its terms. Oblas understands all of the terms of this Agreement, and agrees that such terms are fair, reasonable and not the result of any fraud, duress, coercion, pressure or undue influence exercised by or on behalf of any Released Parties. Oblas has agreed to enter into this Agreement and all the terms hereof knowingly, freely and voluntarily. Oblas has been encouraged to and has been represented and advised by independent counsel representing his independent interests. Oblas understands and acknowledges that he has not been represented by counsel to the Company and that such counsel cannot advise him with respect to any matter addressed herein.

         15. Consideration and Revocation Periods. By executing this Release, Oblas acknowledges: (i) Oblas was offered a minimum of 21 days to review this Release and to consider whether to sign this Release and has waived such period;
(ii) Oblas has been advised that he has seven (7) days following execution of this Agreement to revoke this Agreement (the "Revocation Period") and which revocation must be in writing and delivered to the Company at its principal executive offices (attention: the President) either in person or by mail within such 7 day period. Notwithstanding anything to the contrary contained herein, this Agreement shall not be effective or enforceable, and the Severance Package shall not be payable and shall not be delivered or paid by the Company, until the Revocation Period has expired without Oblas revoking this Agreement.

         16. General Provisions.

             a. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado. Any action or proceeding in connection with this Agreement may be brought in any state or federal court in the State of Colorado. Oblas hereby irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objections he may now or hereafter have as to the venue of any such action or proceeding brought in any such court, or that any such court is an inconvenient forum.

             b. Severability. In the event that any provision of this Agreement is adjudicated to be illegal, invalid or unenforceable, such provision shall be construed so as to give it the maximum effect permitted under applicable law, or, in the event such provision would otherwise render this Agreement illegal, invalid or unenforceable, such provision shall be considered stricken from this Agreement as if it had never been included herein and the remainder of this Agreement shall remain in full force and effect.

             c. Entire Agreement; Amendment. This Agreement constitutes the entire Agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, discussions, understandings, arrangements, representations, warranties, agreements and understandings whether written or oral. This Agreement may not be amended or modified except in a writing signed by all parties hereto.

             d. Successors and Assigns. This Agreement shall be binding upon each party hereto and, as applicable, his or its respective spouse, heirs, executors, administrators, representatives, successors and permitted assigns. No party hereto shall have the right to


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         assign this Agreement or any of his or its obligations or rights hereunder without the prior written consent of all other parties hereto.

             e. Counterpart. This Agreement may be executed in one or more counterparts, including counterparts executed by less than all parties hereto, each of which shall be deemed to be original, but all of which shall together constitute one in the same instruments.

             f. Pronouns. The number and gender of each pronoun used in this Agreement and the term "person" or "persons" or the like shall be construed to mean both the number and gender of the individual, corporation, limited liability, partnership, firm, trust, agency, government authority and other entity as the context, circumstance or its antecedent may require.

             g. Headings. The headings used in this Agreement are solely for convenience of reference and shall be given no effect in the construction or in the interpretation of this Agreement.

             h. Specific Performance. The parties hereto acknowledge and agree that the transactions contemplated by this agreement are unique in that remedies of law for any breach or threatened breach of this Agreement would be an inadequate remedy for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby specifically waived. Accordingly, in the event of any actual or threatened breach of any of the terms of this Agreement, the non-breaching party shall have the right of specific performance and injunctive relief given affect to its right under this Agreement, in addition to any and all of the rights and remedies, at law or in equity, and also its rights and remedies are cumulative.

             i. Dispute. In the event of any dispute to enforce this Agreement, the prevailing party will be entitled to receive from the non-prevailing party its reasonable costs (including, without limitation, attorneys' fees, costs, expert costs, etc.) in connection with such dispute.

             j. Oblas acknowledges that the Company will be filing a copy of this Agreement with the United States Securities and Exchange Commission as an exhibit to its registration statement on Form S-1, as amended.

         THIS TERMINATION AGREEMENT AND RELEASE IS A LEALLY BINDING DOCUMENT WITH IMPORTANT LEGAL CONSEQUENCES, INCLUDING A RELEASE OF ALL CLAIMS, KNOWING AND UNKNOWING. YOU ARE ENTITLED TO A PERIOD OF AT LEAST TWENTY-ONE CALENDAR DAYS IN WHICH TO REVIEW AND CONSIDER THIS DOCUMENT BEFORE SIGNING IT. YOU ALSO HAVE THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO CROSSPOINT FOODS CORPORATION AT ITS OFFICES LOCATED AT 1050 SEVENTEENTH STREET, SUITE 195, DENVER, COLORADO 80265, ATTENTION: PRESIDENT, WITHIN SUCH SEVEN (7) DAY PERIOD. YOU ARE STRONGLY ENCOURAGED TO CONSULT WITH YOUR OWN ATTORNEY BEFORE SIGNING THIS DOCUMENT. BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, FULLY UNDERSTAND AND AGREE TO ALL OF THE PROVISIONS CONTAINED IN THIS TERMINATION AGREEMENT AND RELEASE.



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                         [SIGNATURES ON FOLLOWING PAGE]



                                       8
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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Termination Agreement and Release as of the date set forth below.


                                   CROSSPOINT FOODS CORPORATION
                                   f/k/a GLACIER CORPORATION, on
                                   behalf of itself and on behalf of each of its
                                   Subsidiaries:


Dated: ______________________      By:  _____________________________
                                   Its: _____________________________


                                   GLACIER DISTRIBUTION COMPANY
                                   on behalf of itself and each of its
                                   Subsidiaries:


Dated: ______________________      By:  _____________________________
                                   Its: _____________________________


                                   OBLAS:


Dated: ______________________      ___________________________________
                                   Joseph A. Oblas



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
                                                                       EXHIBIT A

                               ESCROW AGREEMENT

         ESCROW AGREEMENT, dated and entered into as of the 14th day of May, 2001, by and among CrossPoint Foods Corporation, formerly known as Glacier Corporation ("CrossPoint Foods") a Delaware corporation with its principal place of business in Denver, Colorado, JOSEPH A. OBLAS ("Oblas"), an individual whose address is 8410 E. Thunderhill Heights, Parker, Colorado 80134, and Wells Fargo Bank West, National Association ("Escrow Agent"), with a principal place of business in Denver Colorado.

         WHEREAS, Oblas holds approximately 755,556 shares of common stock of CrossPoint Foods; and

         WHEREAS, a Termination Agreement and Release (the "Termination Agreement") dated March 26, 2001 between CrossPoint Foods and Oblas provides for execution and delivery of this Escrow Agreement; and

         WHEREAS, CrossPoint Foods has informed Oblas that CrossPoint Foods will not enter into the Termination Agreement unless Oblas agrees to place all shares of CrossPoint Foods owned by him into escrow and to enter into an escrow agreement on the terms provided herein, the execution, delivery and fulfillment of this Escrow Agreement being a material inducement to CrossPoint Foods to enter into the Termination Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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


         1. General. This Escrow Agreement is being executed and delivered pursuant to Section 5(c) of the Termination Agreement and is the Escrow Agreement referred to therein and attached as Exhibit A to the Termination Agreement. The provisions of this Escrow Agreement shall not be construed so as to diminish or increase the obligations of the parties under the Termination Agreement, and the other agreements, certificates and instruments provided for or contemplated therein, except to the extent expressly provided herein.

         2. Amount Escrowed. Pursuant to the Termination Agreement, Oblas agrees that all the shares of common stock of CrossPoint Foods owned by Oblas, after taking into account the donation to capital described in Paragraph 5(a) of the Termination Agreement and any reduction necessitated pursuant to Paragraph 5(b) of the Termination Agreement ("Common Stock"), shall be deposited with the Escrow Agent.

         3. Release of Escrow. The escrow period ("Escrow Period") shall begin on the effective date of this Agreement and shall terminate on the earlier of
(i) 12 months from the effective date of CrossPoint Food's initial public offering or (ii) July 31, 2002, unless prior to such date there shall be delivered to the Escrow Agent a certificate signed by the President of CrossPoint Foods or its successors or assigns stating that there exists a claim against CrossPoint Foods or its successor in connection with Oblas' activity as an employee of Crosspoint Foods, its predecessor, or any subsidiaries of Crosspoint Foods, initiated by a third party, including not limited to, a stockholder, customer, or supplier of CrossPoint or its successor; a government agency; or any other non-officer or non-director of CrossPoint Foods ("Claim Certificate"). CrossPoint Foods shall concurrently deliver to Oblas a copy of the Claim Certificate. The Escrow Period shall continue until the claim set forth in the Claim Certificate is settled to the


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

satisfaction of CrossPoint Foods. The Escrow Agent shall upon receipt of written instructions from CrossPoint Foods, release all Common Stock as therein directed.

         If no agreement between CrossPoint Foods and Oblas regarding the release of the Escrow after the delivery of a Claim Notice can be reached after good faith negotiation, either CrossPoint Foods or Oblas may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and, in either such event, the matter shall be settled by arbitration conducted by a single, mutually agreed upon arbitrator. If the parties fail to agree upon an arbitrator within 10 days after arbitration is demanded, the arbitrator(s) shall be chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator so selected as to the validity and amount of any damages from a claim set forth in a Claim Notice may be appealed by either party within forty-five (45) days from the date of the arbitrator's decision. In such case, the appealing party shall provide written notice of the appeal to the other parties hereto in accordance with Section 4 of this Escrow Agreement. The decision of the arbitrator, if no appeal has been duly filed, or the court, in the case of an appeal, shall be binding and conclusive upon the CrossPoint Foods and Oblas, and notwithstanding anything in
Section 3 of this Escrow Agreement, the Escrow Agent shall be entitled to act in accordance with such decision or court order, as applicable, and make or withhold delivery of Common Stock out of the Escrow Fund in accordance therewith. Such arbitration shall be conducted in the Denver, Colorado metropolitan area.

         For purposes of this Agreement, any recovery against the Escrow Fund shall be for all costs, expenses, awards, penalties or damages that are incurred by CrossPoint Foods for the reasons described in this paragraph 3. The parties agree that the Common Stock in the Escrow Fund shall be valued at the average of the closing bid price of CrossPoint Foods' common stock during the ten trading days immediately preceding the parties agreement on the amount of a claim set forth in a Claim Notice or upon entry of an award by the arbitrator in an arbitration proceeding.

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


         CrossPoint Foods and Oblas shall each pay half of the fees of the arbitrator and the administrative fee of the American Arbitration Association and shall pay its own expenses, including attorneys' fees and costs.

         4. Notices. Unless written notice of a different address has been given to each of the other parties hereto in the following manner, any and all notices and other documents required or permitted to be given under this Escrow Agreement shall be deemed to have been properly delivered if in writing and delivered in hand or mailed by registered or certified mail, postage prepaid and addressed as follows:


To CrossPoint Foods:     CrossPoint Foods Corporation
                         1050 Seventeenth Street, Suite 195
                         Denver, Colorado 80265

With a copy to:          Robert W. Walter, Esq.
                         Berliner Zisser Walter & Gallegos, P.C.
                         1700 Lincoln Street, Suite 4700
                         Denver, Colorado 80203

To Oblas:                Joseph A. Oblas
                         8410 E. Thunderhill Heights
                         Parker, Colorado 80134


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To Escrow Agent:         Wells Fargo Bank West, National Association
                         Corporate Trust and Escrow Services
                         1740 Broadway, MAC C7301-024
                         Denver, Colorado  80274


Copies of all notices given to any party hereto shall be given to each other party hereto and to their respective legal counsel (as set forth above).

         5.       Escrow Agent.

                  A. Authorization. CrossPoint shall execute and deliver to the Escrow Agent a certificate of incumbency substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representatives of CrossPoint Foods entitled to issue instructions or directions to the Escrow Agent on behalf of CrossPoint Foods. In the event of any change in the identity of such representatives, a new certificate of incumbency shall be executed and delivered to the Escrow Agent by CrossPoint. Until such time as the Escrow Agent shall receive a new incumbency certificate, the Escrow Agent shall be fully protected in relying without inquiry on CrossPoint's then current incumbency certificate on file with the Escrow Agent. Oblas, or Oblas's personal representative following receipt of evidence reasonably satisfactory to Escrow Agent of such person representative's due appointment, shall be the only persons entitled to issue instructions or directions to the Escrow Agent on behalf of Oblas.

                  CrossPoint and Oblas shall each furnish the Escrow Agent with a completed Form W-9, as applicable.

         B.       Concerning the Escrow Agent.


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

                           (1) Compensation of the Escrow Agent. CrossPoint and Oblas agree, jointly and severally, to pay the Escrow
                  Agent:

                                    (a)     Its fee for all services rendered by
                           it under this Agreement set forth in Exhibit B incorporated herein by reference; and

                                    (b)     Reasonable compensation for services
                           rendered in connection with this Agreement but not expressly provided for herein and reimbursement for those expenses incurred by the Escrow Agent in rendering such services, including, but not limited to court costs and attorney's fees incurred as a result of any dispute arising out of the Agreement, unless such expenses shall have been finally adjudicated to have resulted from the bad faith or gross negligence of the Escrow Agent.

                           The Escrow Agent shall have a first and prior lien
                  upon the Escrow Fund to secure the payments described under paragraphs (a) and (b) of this Section 5.B(1). If any such payment is not timely received by the Escrow Agent, CrossPoint Foods and Oblas authorize the Escrow Agent to deduct such payment from the Escrow Fund. All such payments due but not paid within 30 days shall accrue interest at a rate of 19 percent per annum.

                           (2)      Other Provisions Concerning Escrow Agent.

                                    (a)     Authority of Parties. The Escrow
                           Agent shall be under no duty or obligation to ascertain the identity, authority, and/or rights of the parties or their agents, except as set forth in
                           Section 5.A hereof

                                    (b) Other Agreements. The Escrow Agent shall
                           not be a party to, or be bound by, any agreement between the parties other than this Escrow Agreement whether or not a copy and/or original of such agreement is held as escrowed property; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement between the parties thereto.

                                    (c) Deposited Instruments and/or Funds. The
                           Escrow Agent assumes no responsibility for the validity or sufficiency of any instrument held as escrowed property, except as expressly and specifically set forth in this Escrow Agreement.

                                    (d) Late Payments or Performance. The Escrow
                           Agent may accept any payment or performance required under this Agreement after the date such payment or performance is due, unless subsequent to such date, but prior to the actual date of payment or performance, the Escrow Agent is instructed in writing by CrossPoint Foods and Oblas not to accept such payment or performance.

                                    (e) Escheat. CrossPoint Foods and Oblas are
                           aware that under Colorado law, escrowed property which is presumed abandoned may escheat to the State. The Escrow Agent shall have no liability to CrossPoint Foods, Oblas, their respective heirs, legal representatives, successors and assigns, should any or all of the Escrow Fund become escheatable or escheat by operation of law.

                                    (f) Non-Liability. The Escrow Agent shall
                           not be liable for any act or omission while acting in good faith and in the exercise of its own best judgment. Any act or omission by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall have the right to consult with counsel at the expense of CrossPoint Foods and Oblas whenever any question arises concerning the Agreement and shall incur no liability for any delay reasonably required to obtain such advice of counsel. The Escrow Agent shall not be liable for the alteration, modification or elimination of any right permitted or given under the instructions set forth in this Agreement and/or in any document deposited under this Escrow Agreement pursuant to any Statute of Limitations or by reason of laches. The Escrow Agent shall have no further responsibility or liability whatsoever to either CrossPoint Foods or Oblas following a complete distribution of the Escrow Fund pursuant to this Escrow Agreement. The Escrow Agent shall not incur any liability with respect to any act or omission in reliance upon any document, including any written notice or instruction provided for in the Escrow Agreement. In performing its obligations hereunder, the Escrow Agent shall be entitled to presume, without inquiry, the due execution, validity and effectiveness of all documents it receives, and also the truth and accuracy of any information contained therein. The Escrow

                           Agent shall not be responsible or liable for any diminution of principal of the Escrow Fund or any interest penalty, whatsoever, for any reason.

                                    (g) Indemnification. CrossPoint Foods and
                           Oblas agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any liability, cost or expense whatsoever, including, but not limited to, attorney's fees incurred by reason of accepting this Escrow Agreement and/or the Escrow Fund, unless any such liability, cost or expense shall have been finally adjudicated to have resulted from the bad faith or gross negligence of the Escrow Agent.

                                    (h) Disagreements. If any disagreement or
                           dispute arises between the parties to this Agreement concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, the Escrow Agent:

                                            (x)  Shall be under no obligation to
                                        act, except under process or order of
                                        court, or until it has been adequately
                                        indemnified to its full satisfaction,
                                        and shall sustain no liability for its
                                        failure to act pending such process,
                                        court order or indemnification; and

                                            (y)  May, in its sole and absolute
                                        discretion, interplead the Escrow Fund
                                        or that portion of the Escrow Fund it
                                        then holds with the District Court of
                                        the City and County of Denver, State of
                                        Colorado, and name the Parties
                                        in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrow Fund and shall be entitled to recover from the parties its reasonable attorneys' fees and other costs incurred in commencing and maintaining such action. The parties by signing this Agreement submit themselves to the jurisdiction of such court and do appoint the Clerk of such Court as their agent for the service of all process in connection with such proceedings. In no event shall the institution of such interpleader action impair the rights of the Escrow Agent described in
                                        Section 5(C) of this Agreement.

                                    (i) Attachment of Escrow Fund; Compliance
                           with Legal Orders. In the event that the Escrow Fund shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to CrossPoint Foods or Oblas or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

                           (j)      Tax Matters.

                                            (x) Reporting of Income. The Escrow
                                    Agent shall report to the Internal Revenue
                                    Service, as of each calendar year-end, and to Oblas, all income earned from any sum held in the Escrow Fund against Oblas, as and to the extent required under the provisions of the Internal Revenue Code of 1986,as amended, and the regulations promulgated thereunder (the "Code").

                                            (y) Preparation and Filing of Tax
                                    Returns. Oblas is required to prepare and file any and all income or other tax returns applicable to the Escrow Fund with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned in any particular tax year as and to the extent required under the provisions of the Code.

                                            (z) Unrelated Transactions. The
                                    Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to this Agreement, which occurs outside the Escrow Fund.

                           (k) Resignation or Removal of Escrow Agent. The
                  Escrow Agent may resign as such following the giving of thirty
                  (30) days prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the moneys or assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent. CrossPoint Foods and Oblas agree that [a] a successor escrow agent shall be appointed by CrossPoint Foods with Oblas's consent, which consent shall not be unreasonably withheld or delayed, and [b] any successor escrow agent shall be a national banking association having a combined capital and surplus of not less than $100 million.

                           If the other parties hereto have failed to appoint a
                  successor escrow agent as provided herein prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

         6. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made therein

         7. Assignment. This Escrow Agreement and all actions taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns except that this Escrow Agreement may not be assigned by Escrow Agent.

         8. Appointment. Wells Fargo Bank West, National Association accepts appointment as Escrow Agent and agrees to be bound by the provisions hereof.

         9. Captions. Captions herein have been inserted solely for convenience or reference and in no way define, limit or describe the scope or substance of any provision of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed or caused this Escrow Agreement to be signed as of the day and year first above written.



WELLS FARGO BANK WEST,              CROSSPOINT FOODS CORPORATION:
NATIONAL ASSOCIATION:


By:____________________________     By:______________________________
Title: ________________________     Title: __________________________



OBLAS:


-------------------------------
Joseph A. Oblas

                                    EXHIBIT A

                            CERTIFICATE OF INCUMBENCY


         The undersigned, ____________________, of ______________, hereby certifies that the following named officers are duly appointed, qualified and acting in the capacity set forth opposite his/her name, and the following signature is the true and genuine signature of said officer.

                  Name              Title              Signature
         ------------------     -------------    -----------------------

         ------------------     -------------    -----------------------


         Such officers are hereby authorized to furnish the Escrow Agent with directions relating to any matter concerning this Escrow Agreement and the funds and/or property held pursuant thereto.

         IN WITNESS WHEREOF, ____________________ has caused this Certificate of Incumbency to be executed by its officer duly authorized this _____ day of _______,200__.

                                         [Name of Party]

                                         By _________________________
                                         Name________________________
                                         Title_______________________

                                    EXHIBIT B

                          Escrow Agent's Compensation

         For its services under this Agreement, Escrow Agent shall receive a fee of $____ payable upon execution of this Agreement. The Escrow Agent's fees shall be equally split between CrossPoint and Oblas.

                                                                       EXHIBIT B


                                LOCK-UP AGREEMENT


                                  May 14, 2001

CrossPoint Foods Corporation
1050 Seventeenth Street
Suite 195
Denver, Colorado 80265

Schneider Securities, Inc.
Suite 900
1120 Lincoln Street
Denver, Colorado 80203

Ladies and Gentlemen:

         Joseph A. Oblas ("Oblas") understands that Schneider Securities, Inc. (the "Representative") proposes to enter into an Underwriting Agreement with CrossPoint Foods Corporation, formerly known as Glacier Corporation (the "Company") providing for the public offering of shares of common stock of the Company pursuant to a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission. All common stock of the Company registered by the Registration Statement shall be referred to herein as "Common Stock."

         In consideration of the agreement by the Representative to offer and sell the Common Stock pursuant to the Registration Statement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the Company entering into the Termination Agreement and Release to which this Agreement is an exhibit, Oblas agrees that he will not, directly or indirectly, for a period of 12 months following the date of the definitive prospectus filed as a part of the Registration Statement, sell, offer to sell, contract to sell, grant any option for the sale of, grant any security interest in, pledge, hypothecate, or otherwise sell or dispose of any of the Company's common stock, or any options or warrants to purchase any Company's common stock, or any securities exercisable, convertible into or exchangeable for the Company's common stock, or any interest in such securities or rights (collectively with all of the foregoing, the "Securities"), owned directly by Oblas as of the effective date of the Registration Statement ("Effective Date") or with respect to which Oblas has the power of disposition as of the Effective Date, other than with the prior written consent of the Representative and the Company. Oblas also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any of the Securities held by Oblas except in compliance with the foregoing restrictions. With the Company's consent, the Representative may in its sole discretion, without notice, release all or any portion of the Securities subject to this Lock-Up Agreement or any similar agreement executed by any other security holder and, if the Representative releases any Securities of any other security holder, the Securities owned by Oblas shall not be entitled to be

CrossPoint Foods Corporation
Schneider Securities, Inc.
Page 2


released from this Lock-Up Agreement, provided, however, that in the event the Representative agrees to release from lock-up agreements 10% or more of the shares of common stock of the Company held by the all of the officers of the Company then, in such event, the Representative agrees to release the same percentage of the Securities owned by Oblas as is equal to the percentage of the shares released for all of the officers of the Company. Furthermore, the Representative may in its sole discretion, without notice, agree with any state administrator that it will not, for a period of up to 12 months from the Effective Date, give prior written consent to any release of Securities subject to this Lock-Up Agreement.

         In addition, Oblas agrees that he will not sell, pledge, hypothecate or otherwise dispose of such Securities pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, for a period of 12 months after the Effective Date without the prior written consent of the Representative.

         Oblas further agrees that he shall not enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Securities owned by Oblas on the Effective Date (regardless of whether any of the transactions are to be settled by the delivery of Securities, other securities, cash or otherwise), for a period of 12 months after the Effective Date without the prior written consent of the Representative.

         Oblas further agrees that he shall not enter sell, transfer, hypothecate or convey any Securities described above through a "Regulation S" transaction for a minimum period of five years from the Effective Date without the prior written consent of the Representative.

         Oblas further agrees that all of the rights, authority and preemptive provisions granted to the Representative pursuant to this Lock-Up Agreement may be transferred by the Representative to any other NASD member firm that participates in the proposed public offering of the Common Stock. The Company shall not transfer or assign its rights hereunder except by operation of law.

         In addition to the foregoing, Oblas agrees that all of the Securities described above shall be held in a designated escrow account under an escrow agreement that is dated contemporaneously herewith for a period of 12 months from the Effective Date. After conclusion of such 12 month period, Oblas agrees that the escrow agent shall deposit the certificates representing all of the escrowed Common Stock owned by him in an account that will be established for Oblas by the Representative at its principal office. Oblas further agrees that he shall not sell, transfer, hypothecate or convey any of the Securities described above in an amount greater than 1/2% of the total publicly registered shares of the Company in any fiscal quarter for a period commencing 12 months from the Effective Date and ending 24 months after the Effective Date without the prior written consent of the Representative and the Company.

CrossPoint Foods Corporation
Schneider Securities, Inc.
Page 3



         Oblas understands that the Company and the Representative will undertake the public offering in reliance upon this Lock-Up Agreement.

         IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement on the date set forth above.


                                         CROSSPOINT FOODS COMPANY
                                         f/k/a Glacier Corporation:

                                         By: __________________________________
                                         Print Name:  _________________________


                                         SCHNEIDER SECURITIES, INC.:


                                         By: __________________________________
                                         Print Name:  _________________________


                                         OBLAS:


                                         ---------------------------
                                         Joseph A. Oblas